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                                                                  EXHIBIT 21.1







                                    FDP CORP.
                           THE COMPANY'S SUBSIDIARIES


                          Financial Data Planning Corp.
                                FDP Leasing Corp.
                    Actuarial Research and Development Corp.
                           F.D.P. International Corp.
              Existential Systems, Inc. (d/b/a System Innovations)



















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                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
FDP Corp.:


We consent to incorporation by reference in the Registration Statements (No. 2-88446 and 333-3244, respectively) on Form S-8 of FDP Corp. of our report dated January 17, 1997 relating to the consolidated balance sheets of FDP Corp. and subsidiaries as of November 30, 1996 and 1995, the consolidated statements of earnings, stockholders' equity, and cash flows and related schedule of valuation and qualifying accounts for each of the years in the three-year period ended November 30, 1996, which report appears in the November 30, 1996 annual report on Form 10-K of FDP Corp.







KMPG Peat Marwick LLP
February 27, 1997







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